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                                                                   EXHIBIT 10.11


                                 WEBRIDGE, INC.

                               SERIES B PREFERRED

                            STOCK PURCHASE AGREEMENT

                                DECEMBER 24, 1998


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                                TABLE OF CONTENTS

                                                                          Page

1.      Purchase and Sale of Stock .........................................1
        1.1    Sale and Issuance of Series B Preferred Stock .............. 1
        1.2    Closing .....................................................1
        1.3    Subsequent Sale of Series B Preferred Stock .................1

2.      Representations and Warranties of the Company ......................2
        2.1    Organization, Good Standing and Qualification ...............2
        2.2    Capitalization and Voting Rights ............................2
        2.3    Subsidiaries ................................................3
        2.4    Authorization ...............................................3
        2.5    Valid Issuance of Preferred and Common Stock ................3
        2.6    Governmental Consents .......................................3
        2.7    Offering ....................................................4
        2.8    Litigation ..................................................4
        2.9    Proprietary Information and Inventions Agreements ...........4
        2.10   Patents and Trademarks ......................................4
        2.11   Compliance with Other Instruments ...........................5
        2.12   Agreements; Action ..........................................5
        2.14   Permits .....................................................6
        2.15   Disclosure ..................................................6
        2.16   Business Plan ...............................................7
        2.17   Registration Rights .........................................7
        2.18   Corporate Documents .........................................7
        2.19   Title to Property and Assets ................................7
        2.20   Section 1202 Compliance .....................................7
        2.21   Financial Statements ........................................8
        2.22   Changes. ....................................................8
        2.23   Insurance ...................................................9
        2.24   Employee Benefit Plans ......................................9
        2.25   Tax Returns and Payments ...................................10
        2.26   Labor Agreements and Actions ...............................10
        2.27   Environmental and Safety Laws ..............................10
        2.28   Minute Books ...............................................10
        2.29   Year 2000 ..................................................10

3.      Representations and Warranties of the Investors ...................11
        3.1    Authorization ..............................................11
        3.2    Purchase Entirely for Own Account ..........................11
        3.3    Disclosure of Information ..................................11
        3.4    Investment Experience ......................................11
        3.5    Accredited Investor ........................................12

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        3.6    Restricted Securities ......................................12
        3.7    Further Limitations on Disposition .........................12
        3.8    Legends ....................................................12
        3.9    Manchester Bridge Principal LP .............................13

4.      Conditions of Investor's Obligations at Closing ...................13
        4.1    Representations and Warranties .............................13
        4.2    Performance ................................................13
        4.3    Compliance Certificate .....................................13
        4.4    Qualifications .............................................13
        4.5    Proceedings and Documents ..................................13
        4.6    Bylaws .....................................................14
        4.7    Board of Directors .........................................14
        4.8    Opinion of Company Counsel .................................14
        4.9    Investors' Rights Agreement ................................14
        4.10   Co-Sale Agreement ..........................................14

5.      Conditions of the Company's Obligations at Closing ................14
        5.1    Representations and Warranties .............................14
        5.2    Qualifications .............................................14

6.      Miscellaneous .....................................................14
        6.1    Survival of Warranties .....................................14
        6.2    Successors and Assigns .....................................14
        6.3    Governing Law ..............................................15
        6.4    Counterparts ...............................................15
        6.5    Titles and Subtitles .......................................15
        6.6    Notices ....................................................15
        6.7    Finders' Fees ..............................................15
        6.8    Expenses ...................................................15
        6.9    Amendments and Waivers .....................................15
        6.10   Severability ...............................................16
        6.11   Aggregation of Stock .......................................16
        6.12   Entire Agreement ...........................................16

SCHEDULE A     Schedule of Investors

EXHIBIT A      Amended and Restated Certificate of Incorporation
EXHIBIT B      Amended and Restated Investors' Rights Agreement
EXHIBIT C      Amended and Restated First Refusal and Co-Sale Agreement
EXHIBIT D      Opinion of Counsel for the Company
EXHIBIT E      List of Stockholders and Optionholders

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                            STOCK PURCHASE AGREEMENT

     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of December 24, 1998 by and among Webridge, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.

          1.1  Sale and Issuance of Series B Preferred Stock.

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below), the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing or pursuant to Section
1.3 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.3, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

          1.2 Closing. The purchase and sale of the Series B Preferred Stock shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon, at _________ on December 24, 1998 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series B Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.

          1.3 Subsequent Sale of Series B Preferred Stock. The Company may sell up to the balance of the authorized number of shares of Series B Preferred Stock not sold at the Closing to such purchasers as it shall select, at a price not less than $1.70 per share, provided the agreement for sale is executed not later than January 30, 1999, that the sale is consummated as soon as is reasonably practicable thereafter, and provided further that such sale is unanimously approved by the Board of Directors of the Company. Any such purchaser shall become a party to this Agreement, that certain Amended and Restated Investors' Rights Agreement of even date herewith, by and among the Company, the Investors, certain other parties and Founders (as defined therein), the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), and that certain Amended and Restated First Refusal and Co-Sale Agreement of even date herewith, by and among the Company, the Investors, certain other parties and the Founders (as defined therein), the form of which is attached hereto as

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Exhibit C (the "Co-Sale Agreement"), and shall have the rights and obligations hereunder and thereunder, unless such purchaser enters into an acquisition agreement that provides otherwise.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted in its Operations Plan 98 Version 1.3 dated September 1998, heretofore furnished to the Investors ("Business Plan"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2 Capitalization and Voting Rights. The authorized capital of the Company CONSISTS of:

               (a) Preferred Stock. Seven million four hundred sixty-four thousand one hundred thirty four (7,464,134) shares of Series A Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding, and five million two hundred and ninety-four thousand, one hundred and eighteen (5,294,118) shares of Series B Preferred Stock (the "Series B Preferred Stock"), none of which were issued or outstanding immediately prior to the Closing and up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock and the Series B Preferred Stock are as stated in the Company's Restated Certificate.

               (b) Common Stock. Thirty million (30,000,000) shares of Common Stock ("Common Stock"), of which 12,346,634 shares are issued and outstanding.

               (c) The outstanding shares of Common Stock and options to purchase shares of Common Stock are owned by the stockholders and optionholders and in the numbers specified in Exhibit E hereto.

               (d) The outstanding shares of Common Stock and Series A Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

               (e) Except for (A) the conversion privileges of the Series A Preferred Stock and the conversion privileges of the Series B Preferred Stock to be issued under this Agreement, (B) the rights provided in Section 2.4 of the Investors' Rights Agreement, and (C) currently outstanding options to purchase 1,455,331 shares of Common Stock granted to service providers of the Company pursuant to the Company's 1996 Stock Incentive Plan (the



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"Stock Incentive Plan"), there are not outstanding any options, warrants, rights
(including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved 738,169 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Stock Incentive Plan. Except for the Investor's Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, the performance of all obligations of the Company hereunder and thereunder, including approval of the Restated Certificate, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 Valid Issuance of Preferred and Common Stock. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

          2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the


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consummation of the transactions contemplated by this Agreement except (i) the filing of the Amended and Restated Certificate of Incorporation with the State of Delaware and (ii) if required, qualifications or filings under the Securities Act and applicable Blue Sky laws, which qualifications and filings will be obtained or made and will be effective within the period required by law.

          2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and New York State securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Co-Sale Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed an Employment Agreement relating to proprietary information and inventions in the form made available to the Investors. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.10 Patents and Trademarks. To the best of the Company's knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes, whether or not registered, necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan (including with respect to its Mainspan product) without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, royalties, or other agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect


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to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. After due investigation, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investors' Rights Agreement or the Co-Sale Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          2.11 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.12 Agreements; Action.

               (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement and Co-Sale Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license by the Company of


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its software and products in the ordinary course of business), or (iii)
provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

               (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted in the Business Plan, its properties or its financial condition.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.13 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be


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conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.15 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series B Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement or the Co-Sale Agreement, nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.16 Business Plan. The Business Plan previously delivered to each Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

          2.17 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.18 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously made available to the Investors.

          2.19 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.20 Section 1202 Compliance.

               (a) The Company is a "C" corporation for federal income tax purposes, is an "eligible corporation" as defined in Section 1202(e)(4) of the Code and is engaged in a "qualified trade or business" as defined in Section 1202(e)(3) of the Code.

               (b) During the one-year period beginning on the date one year before the date of the Closing, the Company has not made one or more purchases of its stock with an aggregate value (as of the time of the respective purchases) exceeding 5% of the aggregate value of all of its stock as of the beginning of such period.



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               (c) At all times during the period that began with the formation of the Company and ends on the Closing, the aggregate gross assets of the Company did not exceed $50,000,000. For purposes of this representation, (i) the amount received by the Company from the sale of its stock as contemplated herein shall be taken into account, (ii) "aggregate gross assets" shall mean the amount of (A) cash, (B) the aggregate fair market value of all property contributed to the Company (or other property with a basis determined in whole or part for federal income tax purposes by reference to the adjusted basis of property so contributed) as of the date of such contribution, and (C) the aggregate adjusted basis for federal income tax purposes of other property held by the Company, and
(iii) the Company shall be deemed to own its ratable share of the assets of its subsidiaries, if any.

               (d) Ten percent or less of the total value of the Company's assets as of the Closing consists of real property that is not used in the Company's business.

               (e) Ten percent or less of the total value of the Company's assets (in excess of liabilities) as of the Closing consists of stock or securities in other corporations that are not subsidiaries of the Company (other than assets described in Section 1202(e)(6) of the Code).

          2.21 Financial Statements. The Company has delivered to each Investor its unaudited financial statements (balance sheet, income statement and statement of cash flows), as of December 15, 1998, and for the 349 day period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 15, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          2.22 Changes. Since December 15, 1998, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition,


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operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a material right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than the licensing of the Company's products in the ordinary course of business;

               (g) any resignation or termination of employment of any key employee or officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such key employee or officer;

               (h) receipt by an executive officer of the Company of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (k) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (l) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

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               (m) any agreement or commitment by the Company to do any of the things described in this Section 2.22.

          2.23 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies with recognized insurers with such coverages as are sufficient in amount to allow replacement of the tangible properties of the Company that might be damaged or destroyed.

          2.24 Employee Benefit Plans. Except as set forth in Section 2.24 of the Webridge, Inc. Schedule of Exceptions hereto, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). To the Company's knowledge, each of the Company's Employee Benefit Plans is in full compliance with ERISA and the Company has no liabilities associated with any Employee Benefit Plan other than those liabilities set forth in the Financial Statements.

          2.25 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments when due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

          2.26 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

          2.27 Environmental and Safety Laws. To the best of the Company's knowledge, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety that would have a material effect on the employees, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.28 Minute Books. The copy of the minute books of the Company provided to the counsel for the Investors contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.29 Year 2000. Software developed by the Company for sale or license to its customers (including Mainspan) is Year 2000 compliant. As used in this Agreement, "Year 2000 compliant" means that the software is designed to be used prior to, during and after the calendar year 2000, and the software will accurately receive, provide and process date and time data from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date and time data, to the extent that other software used in combination with the Company's software properly exchanges date and time data with it.

     3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

          3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon and assumes the accuracy thereof.

          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor (other than Manchester Bridge Principal LP) also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

          3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an

Investor that is a partnership to another partnership that is affiliated with the transferring partnership or to a partner of such transferring partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or under applicable state law or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) The legends set forth in the Investors' Rights Agreement and the Co-Sale Agreement.

          3.9 Manchester Bridge Principal LP Manchester Bridge Principal LP represents that it is a limited partnership organized under the laws of the state of Delaware having at the date hereof not more than nine limited partners and one general partner, each of which is an "accredited investor." At the date hereof, Manchester Principal LLC is the sole general partner of Manchester Bridge Principal LP. Manchester Principal LLC shall act as the limited partnership's representative, with full power and authority to act on behalf of Manchester Bridge Principal LP in connection with its dealings with the Company, including the voting of shares of Series B Preferred Stock. Manchester Bridge Principal LP will, for as long as it holds any shares of Series B Preferred Stock, continue to be represented by its general partner for such purposes.

     4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since December 15, 1998.

          4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.6 Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of seven (7) persons.

          4.7 Board of Directors. The directors of the Company immediately following the Closing shall be Gary N. Fielland, Mark S. Anastas, Stephen L. Domenik, Gerard Langeler, Scott Gibson, and James Lash, and there shall be one vacancy on the Board of Directors.

          4.8 Opinion of Company Counsel. Each Investor shall have received from Stoel Rives LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

          4.9 Investors' Rights Agreement. The Company and each party thereto shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit B.

          4.10 Co-Sale Agreement. The Company and each party thereto shall have entered into the Co-Sale Agreement in the form attached hereto as Exhibit C.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

          5.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.   Miscellaneous.

          6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.7 Finders' Fees. Each party represents that it neither is nor will be obligated for any finders' fees or commissions in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of finders' fees (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8 Expenses. The Company will pay at the Closing the reasonable fees and expenses, not to exceed $15,000, of special counsel to the Investors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9 Amendments and Waivers. Any term of this Agreement other than the terms of Section 4 may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty percent (60%) of the Common Stock issuable or issued upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY:

                                        WEBRIDGE, INC.


                                        By:
                                           -------------------------------------
                                        Gary N. Fielland
                                        Chief Executive Officer

                         Address: 225 SW Broadway Avenue, Suite 400 Portland, OR 97205






                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                        INVESTORS:

                                        MANCHESTER BRIDGE PRINCIPAL LP

                                        By:    Manchester Principal LLC,
                                               its General Partner

                                        By:
                                           -------------------------------------
                                                     (signature)

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                         Address:       411 Theodore Fremd Avenue
                                        Rye, New York  10580






                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                        SEVIN ROSEN FUND V L.P.

                                        By:    SRB Associates V L.P.
                                               Its General Partner

                                        By:
                                           -------------------------------------
                                                      (signature)

                                        Name:
                                             -----------------------------------
                                        Title: General Partner


                                        SEVIN ROSEN V AFFILIATES FUND L.P.

                                        By:    SRB Associates V L.P.
                                               Its General Partner

                                        By:
                                           -------------------------------------
                                                      (signature)

                                        Name:
                                             -----------------------------------
                                        Title: General Partner


                                        SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

                                        By:
                                           -------------------------------------
                                                      (signature)

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                         Address:       c/o The Sevin Rosen Funds
                                        13455 Noel Road, Suite 1670
                                        Dallas, Texas  75240


                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                        OLYMPIC VENTURE PARTNERS IV, L.P.
                                        By:    OVMC IV, L.L.C., General Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: Member

                         Address:       2420 Carillon Point
                                        Kirkland, Washington  98033

                                        OVP IV ENTREPRENEURS FUND, L.P.
                                        By:    OVMC IV, L.L.C., General Partner

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: Member

                          Address:      2420 Carillon Point
                                        Kirkland, Washington  98033



                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                        WORLDVIEW TECHNOLOGY PARTNERS I, L.P.
                                        By: Worldview Capital I, L.P., its
                                            General Partner
                                        By: Worldview Equity I, L.L.C.,
                                            its General Partner


                                        By:
                                           -------------------------------------
                                                Mike Orsak, General Partner

                                        WORLDVIEW TECHNOLOGY INTERNATIONAL I,
                                        L.P.
                                        By: Worldview Capital I, L.P., its
                                            General Partner
                                        By: Worldview Equity I, L.L.C., its
                                            General Partner

                                        By:
                                           -------------------------------------
                                                Mike Orsak, General Partner

                                        WORLDVIEW STRATEGIC PARTNERS I, L.P.
                                        By: Worldview Capital I, L.P., its
                                            General Partner
                                        By: Worldview Equity I, L.L.C., its
                                            General Partner

                                        By:
                                           -------------------------------------
                                                Mike Orsak, General Partner


                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                        KAUFMAN FAMILY LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                          Address:      660 Madison Avenue, 15th floor
                                        New York, NY  10021


                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                         INDIVIDUAL INVESTOR:


                         By:
                                        -------------------------------------
                                        Gary N. Fielland

                         Address:       11255 NW Ridge Road
                                        Portland, Oregon 97229



                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                         INDIVIDUAL INVESTOR:



                                        ----------------------------------------
                                        Lary L. Evans

                         Address:       508 Newhall CV
                                        Austin, Texas 78746





                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                             INDIVIDUAL INVESTOR:


                                        ----------------------------------------
                                        Gregory Damohray

                             Address:
                                        ----------------------------------------

                                        ----------------------------------------




                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                         INDIVIDUAL INVESTOR:


                                        ----------------------------------------
                                        Marcia Hooper

                         Address:
                                        ----------------------------------------

                                        ----------------------------------------




                         SIGNATURE PAGE TO WEBRIDGE, INC.
                        SERIES B STOCK PURCHASE AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                                        NUMBER OF       CANCELLATION      TOTAL PURCHASE
NAME AND ADDRESS                                    SHARES PURCHASED   OF INDEBTEDNESS   PRICE OF SHARES
----------------                                    ----------------   ---------------   ---------------
MANCHESTER BRIDGE PRINCIPAL LP                           1,764,706        1,500,000           3,000,000
411 Theodore Fremd Avenue
Rye, New York  10580

SEVIN ROSEN FUND V L.P.                                    754,652                         1,282,908.40
13455 Noel Road, Suite 1670
Dallas, Texas  75240

SEVIN ROSEN V AFFILIATES FUND L.P.                          32,264                            54,848.80
13455 Noel Road, Suite 1670
Dallas, Texas  75240

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY                       1,750                                2,975
13455 Noel Road, Suite 1670
Dallas, Texas  75240

OLYMPIC VENTURE PARTNERS IV, L.P.                          610,986                         1,038,676.20
2420 Carillon Point
Kirkland, Washington  98033

OVP IV ENTREPRENEURS FUND, L.P.                             45,988                            78,179.60
2420 Carillon Point
Kirkland, Washington  98033

WORLDVIEW TECHNOLOGY PARTNERS I, L.P.                      178,055                           302,693.50
435 Tasso, Suite 120
Palo Alto, California 94301

WORLDVIEW TECHNOLOGY INTERNATIONAL I, L.P.                  69,398                           117,976.60
435 Tasso, Suite 120
Palo Alto, California 94301

WORLDVIEW STRATEGIC PARTNERS I, L.P.                        15,337                            26,072.90
435 Tasso, Suite 120
Palo Alto, California 94301

KAUFMAN FAMILY LLC                                         441,176                              750,000
660 Madison Avenue, 15th Floor
New York, NY  10021

                                                        NUMBER OF       CANCELLATION      TOTAL PURCHASE
NAME AND ADDRESS                                    SHARES PURCHASED   OF INDEBTEDNESS   PRICE OF SHARES
----------------                                    ----------------   ---------------   ---------------
GARY N. FIELLAND                                           588,977        101,260.35       1,001,260.35
11255 NW Ridge Road
Portland, Oregon 97229

LARY EVANS                                                  30,279         51,474.90          51,474.90
508 Newhall CV
Austin, Texas 78746

GREGORY DAMOHRAY                                           180,641        257,089.96         307,089.96
8350 NW Ash
Portland, OR  97229

MARCIA HOOPER                                               29,412                               50,000
4 Claybrook Road
Dover, MA  02030

TOTALS                                                   4,743,621      1,909,825.21       8,014,156.21